UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

MUSTANG BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55668	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K regarding the Transaction Documents (as such term is defined in Item 3.02 below) is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 30, 2016, Mustang Bio, Inc. (the “Company”) completed a third closing of the private placement (the “Transaction”) previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016 (the “Prior 8-K”), which is incorporated by reference herein. In this third closing, the Company sold 190.02 Units to certain accredited investors (the “Units”) pursuant to a Unit Purchase Agreement (each a “Purchase Agreement”). As described in the Prior 8-K, each Unit consists of 10,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants (the “Warrants”) exercisable immediately for 2,500 shares of Common Stock for five years at an exercise price of $8.50 per share, for a purchase price of $65,000 per Unit. The Units sold in the third closing are comprised of 1,900,215 shares of Common Stock and Warrants to purchase 475,053 shares of Common Stock for aggregate gross proceeds of $12,351,397.50.

In connection with the third closing, the Company’s placement agent, pursuant to the Placement Agent Agreement dated August 3, 2016 (the “Placement Agent Agreement”), received a cash fee of $1,235,139.75 and a warrant to purchase 190,021 shares of Common Stock (the “Placement Agent Warrant”).

Also, on December 6, 2016, the Company and the Placement Agent entered into an Amendment to the Placement Agent Agreement (the “Amendment to the Placement Agent Agreement”) in order to extend the period for subsequent closings of the Transaction to January 31, 2017 and, in connection therewith, revised the form of Purchase Agreement to reflect such extension (“Amended Purchase Agreement” and, collectively with the Purchase Agreement, Warrants, Placement Agent Warrant, Placement Agent Agreement, and Amendment to the Placement Agent Agreement, the “Transaction Documents”). The Amendment to the Placement Agent Agreement did not change any other material terms of the Placement Agent Agreement and no other terms of the Purchase Agreement, except the termination date, were changed in the Amended Purchase Agreement.

The Units, Warrants and Placement Agent Warrant were offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. To the extent that any shares of Common Stock are issued in connection with the Transaction, they may not be offered or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the Transaction Documents are subject to the full and complete terms of each such Transaction Document and the form of Purchase Agreement, form of Warrant, the Placement Agent Warrant and the Placement Agent Agreement which were filed with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2016, and the Amendment to the Placement Agent Agreement and form of Amended Purchase Agreement which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUSTANG BIO, INC.

Date: December 6, 2016
/s/ Michael S. Weiss
	Name:	Michael S. Weiss
	Title:	Executive Chairman,
Chief Executive Officer and President